
Bank of America Corporation and Subsidiaries                                                                      Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended December 31
                                                          Nine Months    ---------------------------------------------------
                                                             Ended
(Dollars in Millions)                                  September 30, 1999    1998      1997       1996      1995      1994
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits

Income before income taxes                                     $ 9,355     $ 8,048   $10,556    $ 9,311   $ 8,377   $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                  (113)        162       (49)        (7)      (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)           7,260       9,479     8,219      7,082     6,354     4,572
     1/3 of net rent expense                                       251         335       302        282       275       250
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                      7,511       9,814     8,521      7,364     6,629     4,822

Preferred dividend requirements                                      7          40       183        332       426       467
----------------------------------------------------------------------------------------------------------------------------
Earnings (excluding capitalized interest)                      $16,753     $18,024   $19,026    $16,668   $14,987   $11,774
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Fixed charges and preferred dividends                          $ 7,518     $ 9,854   $ 8,704    $ 7,696   $ 7,055   $ 5,289
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Ratio of earnings to fixed charges and preferred dividends        2.23        1.83      2.19       2.17      2.12      2.23
============================================================================================================================




----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended December 31
                                                          Nine Months    ---------------------------------------------------
                                                             Ended
(Dollars in Millions)                                 September 30, 1999     1998      1997       1996      1995      1994
----------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                     $ 9,355     $ 8,048   $10,556    $ 9,311   $ 8,377   $ 7,010

Less: Equity in undistributed (earnings) losses
  of unconsolidated subsidiaries                                  (113)        162       (49)        (7)      (19)      (55)

Fixed charges:
     Interest expense (including capitalized interest)          13,939      20,290    18,903     16,682    16,369    11,083
     1/3 of net rent expense                                       251         335       302        282       275       250
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                     14,190      20,625    19,205     16,964    16,644    11,333

Preferred dividend requirements                                      7          40       183        332       426       467
----------------------------------------------------------------------------------------------------------------------------
Earnings (excluding capitalized interest)                      $23,432     $28,835   $29,710    $26,268   $25,002   $18,285
----------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                          $14,197     $20,665   $19,388    $17,296   $17,070   $11,800
----------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred dividends        1.65        1.40      1.53       1.52      1.46      1.55
============================================================================================================================


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